Exhibit 10.3

Form of Weyerhaeuser Company

2011 Deferred Compensation Plan

The following executive officers are covered by the Weyerhaeuser Company 2011 Deferred Compensation Plan:

Daniel S. Fulton

Patricia M. Bedient

Lawrence B. Burrows

Srinivasan Chandrasekaran

Miles P. Drake

Thomas F. Gideon

John A. Hooper

Sandy D. McDade

Peter M. Orser

WEYERHAEUSER COMPANY

2011 DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

1.	Purpose		1

2.	Effective Date and Other Bonus Award Plans		1
	(a)	Effective Date	1
	(b)	Other Award Plans	1

3.	Applicable Law		2

4.	Definitions		2

5.	Eligibility		6

6.	Deferrals		6
	(a)	Deferral Amounts	6
	(b)	Election Procedure	6

7.	Accounts		7
	(a)	Base Salary Deferrals	7
	(b)	Cash Award Deferrals	8
	(c)	Stock Equivalent Deferrals	8
	(d)	Mandatory Deferrals	9

8.	Payments		11
	(a)	Base Salary Deferrals and Cash Award Deferrals	11
	(b)	Stock Equivalent Deferrals	12
	(c)	Mandatory Deferrals	14

9.	General Payment Provisions		15
	(a)	Cash Payment; Default Payment	15
	(b)	No Acceleration	15
	(c)	Unforeseeable Emergency	15
	(d)	Segregation of Funds	17
	(e)	Death Benefits	17
	(f)	Withholding Payment	18
	(g)	Incompetency	18

10.	Administration and Amendment of the Plan		18
	(a)	Powers of the Administrator	18
	(b)	Expenses of the Plan	19
	(c)	Amendment and Termination	19
	(d)	Participants’ Rights	19

11.	Claims Procedure		20
	(a)	Filing a Claim	20

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	(b)	Claim Review	20
	(c)	Appealing a Claim Denial	21
	(d)	Decision on Appeal	21
	(e)	Filing Suit	23
	(f)	Claims Involving Applications for Unforeseeable Emergency Distributions	23
	(g)	Disability Claims	23

12.	Miscellaneous		23
	(a)	Rights Unsecured	23
	(b)	Construction of Plan	24
	(c)	Alienation Prohibited	24
	(d)	Taxes	25
	(e)	No Guaranty of Tax Consequences	25
	(f)	Participant’s Cooperation	25
	(g)	Successors and Assigns	25
	(h)	Applicable Law and Venue	26
	(i)	Notice	26

Schedule A - Award Plans

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WEYERHAEUSER COMPANY

2011 DEFERRED COMPENSATION PLAN

1.	Purpose. The purpose of this Weyerhaeuser Company 2011 Deferred Compensation Plan (the “Plan”) is to:

(a)	give recognition, in addition to base salaries, to Participants who contribute significantly to the business success of the Company, thereby further ensuring that the Company will continue to benefit from a strong and able management;

(b)	permit Participants to defer receipt of any part or all of certain base salaries and incentive awards;

(c)	permit and encourage Stock Equivalent Participants to receive deferred Awards in Stock Equivalents, the growth in value of which should reflect better performance by the Company during the period of deferral; and

(d)	encourage Participants to remain in the service of the Company.

2.	Effective Date and Other Bonus Award Plans.

(a)	Effective Date. The Plan is effective as of November 1, 2010. The Plan applies to Base Salary and Awards earned in 2011 and subsequent years that are subject to deferral elections made on or after November 1, 2010 and to Mandatory Deferrals of Awards earned during performance periods beginning in 2011 and subsequent years.

(b)	Other Award Plans. All amounts deferred pursuant to the provisions of other bonus award plans and deferred compensation plans and not the Plan shall be paid in accordance with the provisions of such other plans. All references to the “Comprehensive Incentive Compensation Plan” in any other benefit plan, program or policy maintained by the Company for active employees on or after January 1, 2007 shall be deemed to refer to the “2011 Deferred Compensation Plan” (or, with respect to periods prior to the Effective Date of this Plan, the “Deferred Compensation Plan”).

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3.	Applicable Law. The Company intends that the Plan will constitute, and will be construed and administered as, an unfunded plan of deferred compensation for a select group of management or highly compensated employees within the meaning of ERISA and the Code. In addition, the Plan is intended to comply with Section 409A and any official guidance issued thereunder. Notwithstanding any other provision of the Plan, the Plan shall be interpreted, operated and administered in a manner consistent with this intention to the extent the Administrator deems necessary to comply with the requirements of Section 409A and any official guidance issued thereunder and to avoid the imposition of any penalty thereunder. In addition, notwithstanding anything in Paragraph 10(d) to the contrary, the Plan shall be deemed to be amended, and any deferrals and distributions hereunder shall be deemed to be modified, to the extent necessary to comply with such requirements of Section 409A.

4.	Definitions.

(a)	“Administrator” means the President of Weyerhaeuser Company or his or her delegate.

(b)	“Award” means the amount of incentive bonus granted to a Participant for an Award Year as determined under the terms of an Award Plan. For purposes of the Plan, Award includes Mandatory Deferrals unless expressly stated otherwise herein.

(c)	“Award Plan” means each incentive compensation plan listed in Schedule A hereto.

(d)	“Award Year” means the fiscal or calendar year in which the service is performed for which a Participant earns an Award. For an Award involving a multiyear performance period, Award Year means the applicable performance period.

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(e)	“Base Salary” means a Participant’s annual rate of pay for the applicable calendar year, excluding all other pay elements (such as bonus payments and relocation allowances).

(f)	“Base Salary Deferral” means the portion of Base Salary deferred under the Plan, with interest.

(g)	“Cash Award Deferral” means the portion of an Award deferred under the Plan in the form of cash, with interest, excluding Mandatory Deferrals.

(h)	“Cause” means, for purposes of the five-year minimum deferral period specified in Paragraph 7(d), any of the following events: (i) willful and continued failure to perform substantially the Participant’s duties with the Company after the Company delivers to the Participant written demand for substantial performance specifically identifying the manner in which the Participant has not substantially performed the Participant’s duties; (ii) conviction of a felony; and (iii) willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)	“Committee” means the Compensation Committee of the Board of Directors of Weyerhaeuser Company.

(k)	“Company” means Weyerhaeuser Company and includes, where indicated by the context, each of its majority-owned U.S. subsidiaries and affiliates who participate in the Plan as of the Effective Date or with the approval of the Administrator.

(l)	“Disability” means a medical condition in which a Participant is either entitled to total and permanent disability benefits under the Social Security Act or judged to be totally and permanently disabled by the Administrator.

(m)	“Effective Date” has the meaning set forth in Paragraph 2(a).

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(n)	“Eligible Employee” means any Employee who is eligible under the terms of Paragraph 5.

(o)	“Employee” means any person who is classified by the Company as actively employed by the Company and who is compensated on a salaried basis (exempt or non-exempt) as reflected on the Company’s payroll records but excluding any such person who is reclassified by a court, governmental agency or the Company as a common law employee of the Company.

(p)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(q)	“Mandatory Deferrals” mean, with respect to the WRECO Management Short-Term Incentive Plan, any Holdback Amounts within the meaning of such plan and, with respect to the WAM Incentive Compensation Plan, the fixed percentage of a Participant’s Award specified in the Participant’s offer letter or similar agreement subject to mandatory deferral prior to age 62 and irrevocable prior to the beginning of the calendar year to which such Mandatory Deferral relates.

(r)	“Participant” generally means an Eligible Employee who has deferred Base Salary or an Award under the Plan, but under no circumstances shall any member of the Committee be deemed to be a Participant hereunder. However, Eligible Employees of Weyerhaeuser International, Inc. or Weyerhaeuser Services Limited who are performing services primarily for WAM shall participate in the Plan only to the extent of their Mandatory Deferrals with respect to the WAM Incentive Compensation Plan and not with respect to any voluntary deferrals under the Plan.

(s)	“Plan” has the meaning set forth in Paragraph 1.

(t)	“Price per share” means the closing price of the common stock of the Company on the New York Stock Exchange on the Trading Day in question.

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(u)	“Retirement” means a Separation from Service with the Company constituting a “Retirement” as defined in the Weyerhaeuser Company Retirement Plan for Salaried Employees.

(v)	“Section 409A” means Code Section 409A and regulations and other guidance promulgated thereunder.

(w)	“Separation from Service” has the meaning set forth under Section 409A and generally includes a Participant’s termination of employment with Weyerhaeuser Company and all of its majority-owned subsidiaries.

(x)	“Specified Employee” means a Participant who, as of the date of the Participant’s termination of employment for any reason, is a key employee of the Company. A Participant is a key employee if the Participant meets the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the 12-month period ending on a Specified Employee identification date of December 31. If a Participant is a key employee as of such December 31, the Participant shall be treated as a Specified Employee for the entire 12-month period beginning on the next following April 1.

(y)	“Stock Equivalent” means a deferred unit of an account that is equivalent in value to one share of common stock of the Company.

(z)	“Stock Equivalent Deferral” means the portion of the Award deferred under the Plan in the form of Stock Equivalents, increased or decreased by a reference to the market price and dividend history of shares of common stock of the Company.

(aa)	“Stock Equivalent Participant” means an Employee designated by the Administrator as eligible for a Stock Equivalent Deferral.

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(bb)	“Trading Day” means a day that the New York Stock Exchange is open for business.

(cc)	“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from a sudden or unexpected illness or accident of the Participant, the Participant’s spouse or dependent (as defined in Code Section 152(a)), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in accordance with Section 409A.

(dd)	“WAM” means Weyerhaeuser Asset Management LLC.

(ee)	“WRECO” means Weyerhaeuser Real Estate Company.

5.	Eligibility. Each Eligible Employee is eligible to participate under the Plan as of the date determined by the Administrator.

6.	Deferrals.

(a)	Deferral Amounts. A Participant may elect to defer receipt of (i) a percentage (which is no less than 10% and no more than 50%) of his or her Base Salary otherwise payable during a calendar year or (ii) a percentage (which is no less than 10% and no more than 100%) of an eligible Award. For purposes of an election under this subparagraph by an Eligible Employee of WRECO, an eligible Award does not include any Mandatory Deferral amount.

(b)	Election Procedure.

(i)	General. A Participant shall notify the Administrator in writing during an election period (at such time and pursuant to such procedures as determined and communicated by the Administrator) prior to the beginning of each applicable calendar year or Award Year. In accordance with the foregoing, an election made with respect to the Awards under the WRECO Management Long-Term Incentive Plan shall be made during the election period prior to the beginning of the first calendar year of the applicable performance period under such plan. The election for a Stock Equivalent Participant who has elected to defer an Award shall include a choice between Cash Award Deferrals or Stock Equivalent Deferrals. The election shall specify the timing and form of payments to the extent provided in this Paragraph and Paragraph 8, and the election shall be irrevocable according to its terms but in any case cannot be revoked later than the day immediately prior to the applicable calendar year or Award Year.

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(ii)	Newly Eligible Employees. Upon initial eligibility for the Plan, an Employee may begin participation by submitting the election referred to in subparagraph (i) above to the Administrator within 30 days of the date the Employee became eligible to participate in the Plan. Such election shall only be effective for the deferral of compensation paid for services to be performed after the election. If no deferral election is submitted within this 30-day period, the Employee shall next be eligible to participate beginning January 1st of the next following calendar year or Award Year and must submit a deferral election in accordance with subparagraph (i) above. This subparagraph shall not apply to any Employee who, though newly eligible to participate in the Plan, was previously eligible to participate in the Plan or any comparable arrangement under Section 409A, at any time during the 24-month period ending on the date the Employee again became eligible to participate in the Plan, other than participation in the form of the accrual of earnings.

7.	Accounts.

(a)	Base Salary Deferrals. All amounts deferred under the Base Salary Deferral shall be credited to the Participant’s account on the day they would otherwise have been paid in cash. Interest shall thereafter accrue on Base Salary Deferrals at a rate to be designated from time to time by the Committee through the payment date. Interest shall be compounded monthly.

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(b)	Cash Award Deferrals. All amounts deferred as a Cash Award Deferral shall be credited to the Participant’s account as of the end of the Award Year with respect to which the deferred Award was made. Interest shall accrue on the Cash Award Deferrals at a rate to be designated from time to time by the Committee commencing with the first day of the calendar year following the Award Year and through the payment date. Interest shall be compounded monthly.

(c)	Stock Equivalent Deferrals.

(i)	General. All amounts deferred as a Stock Equivalent Deferral shall be credited to the Stock Equivalent Participant’s account promptly following the determination of deferred units in accordance with subparagraph (iii) below. The minimum deferral period for Stock Equivalent Deferrals is five years. The minimum deferral period shall begin on January 1 of the year following the Award Year.

(ii)	Premiums. Stock Equivalent Participants’ accounts shall be credited with a premium based on an Award deferred in the form of Stock Equivalents. The premium shall be calculated by multiplying the amount of an Award deferred in the form of Stock Equivalents by a multiple to be determined by the Committee on an annual basis. The premium shall be credited to each such Participant’s account as Stock Equivalents and credited at the same time as the related deferred Award. The premium, including any appreciation and dividend equivalents thereon, shall be forfeited if such Participant’s employment with the Company terminates prior to completing the minimum five-year deferral period unless such termination (A) is due to death, Disability or Retirement or (B) is a “Qualifying Termination” following a “Change in Control” (as such terms are defined in the Executive Change in Control Agreement (Tier I) or Top Management Change in Control Plan (Tier II), each as in effect on the date of the Participant’s termination, and limited to Participants who are covered by such Agreement or Plan).

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(iii)	Number of Deferred Units. To determine the number of deferred units or fractions thereof credited to a Stock Equivalent Participant’s account, the amount of Stock Equivalent Deferrals and any premium shall be divided by the median closing price per share of Company stock for the last 11 Trading Days of January in the year following the Award Year. In the event, at any time or from time to time, of a stock dividend, stock split, reverse stock split, combination or exchange of shares, recapitalization, merger, consolidation, or other change in the Company’s structure, the Committee shall make proportional adjustments in the number of Stock Equivalent units credited to a Stock Equivalent Participant’s accounts. Any such adjustments made by the Committee shall be conclusive and binding for all purposes of the Plan.

(iv)	Dividend Equivalents. Each Stock Equivalent unit credited to a Stock Equivalent Participant’s account shall also be credited with an amount equivalent to each dividend declared on common shares of the Company. The amount of such dividend equivalents shall be divided by the closing price per share of common stock on the payable date for such dividend to determine the number of additional deferred units or fractions thereof credited to such Participant’s account, which shall be credited to such account as of the payable date.

(d)	Mandatory Deferrals.

(i)	General. All amounts deferred as Mandatory Deferrals shall be credited to the Participant’s account as of the end of the Award Year with respect to which the deferred Award was made. Interest shall accrue on the Mandatory Deferrals at a rate to be designated from time to time by the Committee commencing with the first day following the Award Year and through the payment date. Interest shall be compounded monthly; provided, however, that with respect to Mandatory Deferrals under the WAM Incentive Compensation Plan, interest shall accrue at an annual rate equal to the prior year’s rate of return in the Weyerhaeuser Company Master Retirement Trust for the Company’s tax-qualified defined benefit pension plans but in no event greater than 15% or less than the rate determined under Paragraph 7(b).

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(ii)	Minimum Deferral Period. The minimum deferral period for Mandatory Deferrals under the WRECO Management Short-Term Incentive Plan is two years. The minimum deferral period for Mandatory Deferrals under the WAM Incentive Compensation Plan is the earlier of attainment of age 62 or five years. The minimum deferral periods described in this subparagraph shall begin January 1st of the year following the Award Year. The Mandatory Deferrals under the WRECO Management Short-Term Incentive Plan, including any interest thereon, shall be forfeited if a Participant’s employment with WRECO terminates prior to completing the two-year minimum deferral period for any reason other than death, disability (within the meaning of such plan), Retirement or job elimination. The Mandatory Deferrals under the WAM Incentive Compensation Plan, including any interest thereon, shall be forfeited if a Participant’s employment with WAM terminates prior to the earlier of attaining age 62 or completing the five-year minimum deferral period for any reason other than the Participant’s death, disability (as determined by the Administrator), or involuntary termination without Cause.

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8.	Payments.

(a)	Base Salary Deferrals and Cash Award Deferrals.

(i)	Timing of Payment. Payment of Base Salary Deferrals and Cash Award Deferrals shall commence in the calendar year immediately following the year of a Separation from Service (generally in January of such calendar year), unless a Participant elects at the time of his or her deferral election to defer the commencement date for an additional one to five years. In no event shall payment on account of a Participant’s Separation from Service be made earlier than six months after the date of such Separation from Service if the Participant is then a Specified Employee, in which case payment shall occur on the earliest date permitted by this subparagraph and Section 409A and interest shall continue to accrue pursuant to Paragraph 7(a) until the payment date.

(ii)	Form of Payment. At the time of electing a Base Salary Deferral or a Cash Award Deferral, a Participant may elect payment in the form of a lump sum or in annual installments payable over a period of up to 20 years. If the Participant elects to have payment made in annual installments, the installments shall be paid in each calendar year during the installment period, generally in January (except that the first installment may be delayed in the case of a Specified Employee as provided in subparagraph (i) above). The amount of each installment payment shall be computed by multiplying a fraction, the numerator of which is one and the denominator of which is the number of years remaining in the payment period, by the remaining installments plus accrued interest (e.g., 1/10th is paid in the first year of a 10-year payment period; 1/9th of the remaining balance in the second year; 1/8th of the remaining balance in the third year, etc., over the 10 years).

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(iii)	Death of Participant. The above provisions are inapplicable in the case of the Participant’s death, in which case the provisions of Paragraph 9(e) shall apply.

(b)	Stock Equivalent Deferrals.

(i)	Timing of Payment. Payment of amounts deferred as Stock Equivalent Deferrals shall commence in the calendar year immediately following the year of a Separation from Service (generally in February of such calendar year) unless a Stock Equivalent Participant elects at the time of his or her deferral election to defer the commencement date for an additional one to five years, in all cases subject to the minimum five-year deferral period for Stock Equivalent Deferrals. In no event shall payment on account of a Stock Equivalent Participant’s Separation from Service be made earlier than six months after the date of such Separation from Service if the Stock Equivalent Participant is then a Specified Employee, in which case payment shall occur on the earliest date permitted by this subparagraph and Section 409A and, to the extent such six-month delay has not expired by the valuation date set forth in Paragraph 8(b)(ii), such account shall be transferred to the Plan’s interest-bearing account described in Paragraph 7(a) at the time payment would have otherwise been made but for such six-month delay and interest shall accrue thereafter, compounded monthly, until paid. The value of the account at transfer shall be the price per share of the Common Stock of the Company as of the close of the Trading Day on the transfer date.

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(ii)	Form of Payment. At the time of electing Stock Equivalent Deferrals, a Stock Equivalent Participant may elect payment in the form of a lump sum or in annual installments payable over a period of up to 20 years. If the Participant elects to have payment made in annual installments, the installments generally shall be paid in each calendar year during the installment period, generally in February (except that the first installment may be delayed in the case of a Specified Employee as provided in subparagraph (i) above). If installment payments must be delayed due to application of the minimum five-year deferral period for Stock Equivalent Deferrals, there shall be no change to the number of installments elected by the Participant, but payment of such installments shall not commence until the calendar year following the end of the minimum deferral period, generally in February. The amount of each annual installment payment shall be computed by multiplying a fraction, the numerator of which is one and the denominator of which is the number of installments remaining, by the remaining portion of units credited to the Stock Equivalent Participant’s account to determine the number of units for which payment is to be made. The number of units shall be multiplied by the median closing price per share of Company stock for the last 11 Trading Days of January of the payment date to determine the amount of cash to be paid.

(iii)	Death of Participant. The above provisions are inapplicable in the case of the Stock Equivalent Participant’s death, in which case the provisions of Paragraph 9(e) shall apply but the minimum five-year deferral period shall not apply.

(iv)	Automatic Account Transfer. Subject to the forfeiture provision of Paragraph 7(c)(ii), upon the date of a Stock Equivalent Participant’s Separation from Service for reasons other than due to death, Disability or Retirement, his or her account shall be automatically transferred to the Plan’s interest-bearing account described in Paragraph 7(a) and interest shall accrue thereafter, compounded monthly, until paid. The value of the account at transfer shall be the price per share of the common stock of the Company as of the close of the Trading Day on the transfer date. No dividend equivalents shall accrue thereafter. Notwithstanding the transfer of a Participant’s account pursuant to this provision, payment of such account shall continue to be subject to the minimum five-year deferral period in accordance with this Paragraph 8(b).

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(v)	Election at 60th Birthday. At any time after a Stock Equivalent Participant’s 60th birthday, such Participant (or his or her beneficiary or beneficiaries) may irrevocably elect to establish and fix a firm price for some or all Stock Equivalents currently credited to such portion of his or her account to the extent such Stock Equivalents have satisfied the minimum five-year deferral period. The firm price shall then be the price per share of the common stock of the Company as of the close of the Trading Day on the date of the delivery of such election to the Plan’s record keeper if delivered before the close of the New York Stock Exchange, or the next following Trading Day if delivered after the closing of the New York Stock Exchange. Interest at the rate described in Paragraph 7(b) shall thereafter be earned and compounded monthly. An election under this Paragraph shall not accelerate actual payment of the Stock Equivalent Participant’s account.

(c)	Mandatory Deferrals. Subject to the applicable forfeiture provisions set forth in Paragraph 7(d)(ii), payment of Mandatory Deferrals with respect to the WRECO Management Short-Term Incentive Plan shall be made in a lump sum in the calendar year (generally in January of such calendar year) immediately following the year in which occurs the earlier of (A) the end of the two-year minimum deferral period described in Paragraph 7(d)(ii) and (B) the Participant’s Separation from Service due to death, disability (within the meaning of such plan) or job elimination. Subject to the applicable forfeiture provisions set forth in Paragraph 7(d)(ii), payment of Mandatory Deferrals with respect to the WAM Incentive Compensation Plan shall be made in a lump sum in the calendar year (generally in January of such calendar year) immediately following the year in which occurs the earliest of a Participant’s (A) attainment of age 62, (B) completion of five years of service following the Award Year or (C) Separation from Service due to death, disability (as determined by the Administrator), or involuntary termination without Cause. In no event shall payment on account of a Participant’s Separation from Service be made earlier than six months after the date of such Separation from Service if the Participant is then a Specified Employee, in which case payment shall occur on the earliest date permitted by this subparagraph and Section 409A.

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9.	General Payment Provisions.

(a)	Cash Payment; Default Payment. All payments under the Plan shall be made in cash. If the Participant fails to make a valid election of a payment option, the payment shall be made in a single lump sum payment in the calendar year immediately following the year of the Participant’s Separation from Service (generally in January or February of such year, as applicable), except to the extent a six-month delay is required under Paragraph 8 with respect to a Participant who is a Specified Employee and subject to the applicable minimum deferral periods for Stock Equivalent Deferrals and Mandatory Deferrals.

(b)	No Acceleration. The acceleration of the time or schedule of any payment due under the Plan is generally prohibited. Certain distributions under the Plan may be accelerated, however, to the extent expressly permitted under Section 409A.

(c)	Unforeseeable Emergency. Payment of a Participant’s accounts, other than with respect to Mandatory Deferrals, and Stock Equivalent Deferrals still subject to the five-year minimum deferral period, may be made to the Participant in the event of an Unforeseeable Emergency, subject to the following provisions:

(i)	A Participant may, while he or she remains an active Employee, make application to the Committee to receive a payment in a lump sum of all or a portion of his or her vested accounts because of an Unforeseeable Emergency;

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(ii)	A payment because of an Unforeseeable Emergency shall not exceed the amount required to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such payment, after taking into account the extent to which the Unforeseeable Emergency may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship);

(iii)	The Participant’s request for a payment on account of an Unforeseeable Emergency must be made in writing to the Committee, supported by such evidence as the Committee may require and specify (A) the nature of the financial hardship, (B) the total amount requested to be paid from the Participant’s vested accounts and (C) the total amount of the actual expense incurred or to be incurred on account of the Unforeseeable Emergency;

(iv)	Payment on account of an Unforeseeable Emergency shall be made within 60 days following the receipt of the Participant’s request. After 60 days, the Participant’s request shall be deemed denied;

(v)	Payment shall be made from the Participant’s vested accounts in the following order: (A) first, from amounts attributable to Base Salary Deferrals and Cash Awards Deferrals, and (B) next, from amounts attributable to Stock Equivalent Deferrals that have satisfied the five-year minimum deferral period. With respect to each of these two categories, payment shall be made pro rata from all subaccounts within the category; and

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(vi)	If payment is made to a Participant from amounts attributable to Stock Equivalent Deferrals that have satisfied the five-year minimum deferral period, such Stock Equivalent Deferrals shall be valued based on the price per share of the common stock of the Company as of the close of the Trading Day that next precedes the date on which the Committee approves such Participant’s application for payment.

A payment due to an Unforeseeable Emergency shall not affect any deferral election previously made by the Participant.

(d)	Segregation of Funds. The Company shall be under no obligation to segregate any deferred funds, and each Participant should realize that such unsegregated funds are subject to the claims of the Company’s general creditors.

(e)	Death Benefits.

(i)	Payment Following Death of Participant. Notwithstanding anything in the foregoing provisions of the Plan to the contrary, in the event of the death of the Participant before the complete distribution of his or her account, the entire account shall be paid to the Participant’s beneficiary in the calendar year immediately following the year of the Participant’s death (generally in January and/or February of such year, as applicable). For this purpose, the Participant’s “account” refers to all of the Participant’s accounts under the Plan.

(ii)	Beneficiaries. A Participant may appoint a beneficiary or beneficiaries to receive payments of the Participant’s account upon the Participant’s death. The beneficiary appointment shall be made in a form to be supplied by the Administrator and may be revoked or superseded at any time by the Participant’s written direction. In the absence of a proper appointment of a beneficiary, or if the appointed beneficiary or beneficiaries fail to survive the Participant, the Participant’s beneficiary shall be the Participant’s estate.

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(f)	Withholding Payment. If the Administrator has any doubt as to the location of the Participant or the proper beneficiary hereunder, the Administrator shall have the right to direct the Company to withhold payment until the matter is finally adjudicated. Moreover, the Administrator may direct the Company to withhold payment if the Administrator reasonably anticipates that the payment will violate then current federal securities laws or other applicable law, provided that the payment shall be made at the earliest date at which the Administrator reasonably anticipates that the making of the payment will not cause such violation. Any payment made by the Company in good faith and in accordance with the terms of the Plan and the directions of the Administrator shall fully discharge any liability of the Company or the Plan with respect to such payment. This provision shall be applied in a manner which is consistent with Section 409A.

(g)	Incompetency. If the Administrator determines that a benefit under the Plan is to be paid to a minor, a person declared incompetent or a person incapable of handling the disposition of that person’s property, then, until a claim for such benefit has been made by a duly appointed guardian or other legal representative, the Administrator may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person, or, solely in the case of a minor, to a custodian under the Uniform Gifts to Minors Act or similar statute. Any such payment shall be a payment for the account of the Participant or his or her beneficiary, as applicable, and fully discharge any liability of the Company or the Plan with respect to such payment.

10.	Administration and Amendment of the Plan.

(a)	Powers of the Administrator. Full power and authority to construe and interpret the Plan and make all decisions regarding eligibility and benefits shall be vested in the Administrator, except as otherwise provided in Paragraph 9(c). Subject to Paragraph 11, decisions hereunder by the Administrator or any other authorized individual or entity shall be final, conclusive and binding on all parties, including Employees, Participants and the Company.

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(b)	Expenses of the Plan. The expenses of administering the Plan shall be borne by the Company.

(c)	Amendment and Termination. The Committee in its sole discretion may (i) amend, suspend or terminate the Plan and (ii) supplement or replace the Plan with or by other deferred compensation plans; provided, however, that no amendment to the provisions providing for the payment of compensation in the form of stock of the Company shall be effective unless approved by the shareholders of the Company to the extent such approval is required by applicable law. Notwithstanding the foregoing sentence, the Administrator in its sole discretion may also amend the Plan to the extent the Administrator determines necessary or advisable to (x) implement legally required changes or (y) incorporate administrative changes that will not result in a substantial adverse financial effect on the Company.

(d)	Participants’ Rights. No amendment, suspension or termination of the Plan shall affect any Award already granted or any deferral already made, and in the event of any such change, any deferred compensation credited to a Participant’s account shall be paid as provided herein. No Participant shall have any right or interest in the Plan or its continuance or in his or her continued participation in the Plan, other than in the deferred compensation credited to his or her account. The Plan shall not be subject to any mistake of fact claim.

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11.	Claims Procedure.

(a)	Filing a Claim. A Participant or a beneficiary (the “Claimant”), or the authorized representative of either, who believes that the Participant or beneficiary has been denied benefits to which he or she is entitled under the Plan may file a written claim for such benefits with the Administrator. Any claim must be in writing and must contain the reason for making the claim, the facts supporting the claim, the amount claimed and the Claimant’s name and his or her (or his or her authorized representative’s) address.

(b)	Claim Review. Claims shall be decided by the Administrator, who will generally make his or her decision with respect to a claim and notify the Claimant (or his or her authorized representative) in writing of such decision within 90 days after receiving the claim. The Administrator may extend this 90-day period for an additional 90 days if he or she determines that special circumstances require additional time to process the claim. The Administrator shall notify the Claimant (or his or her authorized representative) in writing of any such extension within 90 days of receiving the claim. The notice will include the reasons why the extension is necessary and the date by which the Administrator expects to render his or her decision on the claim.

If the Participant’s claim is partially or completely denied, the written notice to the Claimant (or his or her authorized representative) shall include:

(i)	The specific reason or reasons for the denial;

(ii)	Reference to the specific Plan provisions on which the denial is based;

(iii)	A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)	A description of the Plan’s claim appeal procedure (and the time limits applicable thereto), including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on appeal.

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If a Claimant submits a claim in accordance with the procedure described above and does not hear from the Administrator within 90 days, the Claimant may consider the claim denied.

(c)	Appealing a Claim Denial. If a claim is partially or completely denied, the Claimant has the right to appeal the denial. To appeal a claim denial, the Claimant (or his or her authorized representative) must file a written request for appeal with the Administrator within 60 days after receiving written notice of the claim denial. This written request for appeal should include:

(i)	A statement of the grounds on which the appeal is based;

(ii)	Reference to the specific Plan provisions that support the claim;

(iii)	The reasons or arguments why the Claimant believes the claim should be granted and the evidence supporting each reason or argument; and

(iv)	Any other comments, documents, records or information relating to the claim that the Claimant wishes to submit.

The Claimant (or his or her authorized representative) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (within the meaning of 29 C.F.R. § 2560.503-1(m)(8)) to his or her claim.

(d)	Decision on Appeal. Appeals shall be decided by the Administrator, which will generally render its decision with respect to an appeal and notify the Claimant (or his or her authorized representative) in writing of such decision within 60 days after receiving the appeal. The Administrator may extend this 60-day period for an additional 60 days if it determines that special circumstances require additional time to process the appeal. The Administrator shall notify the Claimant (or his or her authorized representative) in writing of any such extension within 60 days of receiving the appeal. The notice will include the reasons why the extension is necessary and the date by which the Administrator expects to render its decision on the appeal. In reaching its decision, the Administrator will take into account all of the comments, documents, records and other information that the Claimant (or his or her authorized representative) submitted, without regard to whether such information was submitted or considered by the Administrator in its initial denial of the claim.

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If a claim is partially or completely denied on appeal, the written notice of claim denial shall include the following:

(i)	The specific reason or reasons for the denial;

(ii)	Reference to the specific Plan provisions on which the denial is based;

(iii)	A statement that the Claimant (or his or her authorized representative) is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (within the meaning of 29 C.F.R. § 2560.503-1(m)(8)) to the claim; and

(iv)	A statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

If a Claimant files an appeal in accordance with the procedure described above and does not hear from the Administrator within 60 days, the Claimant may consider the appeal denied.

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(e)	Filing Suit. A Participant or his or her beneficiary must comply with the claim and appeal procedures described in this Paragraph 11 before seeking any other legal recourse (including filing a lawsuit) regarding claims for benefits. If a Claimant wishes to file a court action after exhausting the procedures set forth in this Paragraph 11, the Claimant (or his or her authorized representative) must file such action in a court of competent jurisdiction within one year after the date on which the Claimant (or his or her authorized representative) received the written denial of the appeal. Court actions may not be commenced after this one-year period. Any judicial review of the Administrator’s decision on a claim shall be limited to whether, in the particular instance, the Administrator abused its discretion. In no event will such judicial review be on a de novo basis, because the Administrator has discretionary authority to determine eligibility for (and the amount of) benefits under the Plan and to construe and interpret the terms and provisions of the Plan.

(f)	Claims Involving Applications for Unforeseeable Emergency Distributions. Notwithstanding the foregoing, any claim or appeal involving an application for a distribution due to an Unforeseeable Emergency shall be decided by the Committee. With respect to any such claim or appeal, all references to the Administrator in the foregoing provisions shall be deemed to refer instead to the Committee.

(g)	Disability Claims. Notwithstanding the foregoing, in the event any claim requires a medical determination as to whether or not a Participant is disabled, such determination shall be made in accordance with the Department of Labor regulations under ERISA section 503 applicable to disability claims. Any such claim shall be decided by the Weyerhaeuser Company Administrative Committee (or its delegate) and any appeal with respect to such claim shall be decided by the President of Weyerhaeuser Company.

12.	Miscellaneous.

(a)	Rights Unsecured. The right of a Participant or his or her beneficiary to receive a payment hereunder will be an unsecured claim against the general assets of the Company, and neither the Participant nor his or her beneficiary will have any rights in or against any amount credited to his or her Account or any other specific assets of the Company. The Plan at all times shall be considered entirely unfunded for tax purposes. Any funds set aside by the Company for the purpose of meeting its obligations under the Plan, including any amounts held by a trustee, will continue for all purposes to be part of the general assets of the Company and will be available to the Company’s general creditors in the event of the Company’s bankruptcy or insolvency. The Company’s obligation under the Plan will be that of an unfunded and unsecured promise to pay benefits in the future.

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(b)	Construction of Plan. Nothing in the Plan shall be construed to give any Employee (or any other person) any right to receive Awards or any other type of compensation from the Company. No Participant or beneficiary shall have any right to receive a payment under the Plan except in accordance with the terms of the Plan. Establishment and maintenance of the Plan shall not be construed to give any Eligible Employee (or any other person) the right to be retained as an Employee or as a member of the Board of Directors of Weyerhaeuser Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefits under the Plan. If any provision of the Plan is held to be invalid or illegal for any reason, such invalidity or illegality shall not affect the remaining parts of the Plan, but the Plan shall be construed as if the invalid or illegal provision had never been included in the Plan. Unless some other meaning or intent is apparent from the context, the plural includes the singular and vice versa; and masculine, feminine and neuter words are used interchangeably. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

(c)	Alienation Prohibited. Amounts credited to a Participant’s accounts are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefit hereunder will be null and void and not binding on the Plan or the Company.

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(d)	Taxes. The Company or any other payor may withhold from a benefit payment under the Plan or from any other compensation payable by the Company to the Participant any federal, state or local taxes required by law to be withheld with respect to a deferral, payment or accrual under the Plan, and will report such payments and other Plan-related information to the appropriate governmental agencies as required under applicable law.

(e)	No Guaranty of Tax Consequences. None of the Company, the Administrator, the Committee or any other person guaranties any particular federal or state income, payroll, personal property or other tax consequence will occur because of participation in the Plan. A Participant should consult with professional tax advisors regarding all questions relative to the tax consequences arising from participation in the Plan.

(f)	Participant’s Cooperation. A Participant shall cooperate with the Company by furnishing any and all information requested in order to facilitate the administration of the Plan or the payment of benefits hereunder. If the Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan.

(g)	Successors and Assigns. The terms and conditions of the Plan, as amended and in effect from time to time, will be binding on the Company’s successors and assigns, including, without limitation, any entity into which the Company may be merged or with which the Company may be consolidated.

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(h)	Applicable Law and Venue. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Washington without giving effect to the choice or conflicts of law provisions thereof. If the Company or any Participant or beneficiary initiates litigation related to the Plan, the venue for such action will be King County, Washington.

(i)	Notice. Any notice required to be furnished by a Participant shall be deemed to be provided if sent in accordance with information and instructions communicated to Participants from time to time.

*      *      *      *       *

IN WITNESS WHEREOF, Weyerhaeuser Company has caused this Plan to be duly executed on the date set forth below.

WEYERHAEUSER COMPANY

Date:	By:

Title:

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Weyerhaeuser Company

2011 Deferred Compensation Plan

Schedule A

Award Plans

Weyerhaeuser Company Annual Incentive Plan

WRECO Management Long-Term Incentive Plan

WRECO Management Short-Term Incentive Plan

Weyerhaeuser Company Residential Wood Products Sales Incentive Plan

Weyerhaeuser Asset Management Incentive Compensation Plan

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